UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37747

(Commission File Number)

04-3291176

(IRS Employer Identification No.)

437 MADISON AVENUE, 38th Floor

NEW YORK, New York 10022

(Address of Principal Executive Offices) (Zip Code)

(212) 328-2100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) (e) On October 24, 2025, Mr. Alvin Murstein, the Chairman of the Board of Directors (the "Board") of Medallion Financial Corp. (the "Company") and Chief Executive Officer of the Company, entered into an amendment (the "Amendment") to the First Amended and Restated Employment Agreement, dated May 29, 1998, as amended, between him and the Company. Pursuant to the Amendment:

•
effective as of January 31, 2026 (the "Transition Date"), Mr. Murstein shall no longer be the Chief Executive Officer and shall become the Executive Chairman of the Board of Directors of the Company through May 29, 2027 (the "Term");
•
during the period between the date of the Amendment and the Transition Date, Mr. Murstein shall, among other things, continue to serve as Chief Executive Officer of the Company;
•
during the period from the Transition Date until the end of the Term (the "Retirement Date"), Mr. Murstein shall, among other things, continue to serve as Executive Chairman of the Board with the Company's expectation that Mr. Murstein will be nominated to serve a new three-year term as a Board member at the 2026 Annual Meeting of Shareholders of the Company and a failure by the Board to so nominate Mr. Murstein would constitute termination without cause under his employment agreement;
•
Mr. Murstein shall remain an employee of the Company in his role as Executive Chairman of the Board;
•
Mr. Murstein's compensation shall be determined without regard to the transition to Executive Chairman, provided that, among other things, all incentive equity awards that are determined to be granted to Mr. Murstein in respect of calendar years 2025, 2026 and 2027 shall be granted solely in the form of restricted stock and options; and
•
on the Retirement Date (or earlier if termination occurs by reason of death or disability), all outstanding unvested equity awards, other than performance awards, will immediately vest and, if applicable, become exercisable and all outstanding performance awards will remain outstanding until the end of the relevant performance periods and vest and be earned to the extent applicable objects have been met, on a prorated basis for the portion of the performance period that Mr. Murstein was employed.

In addition, on October 24, 2025, Mr. Andrew Murstein, the Company’s President and Chief Operating Officer, entered into an amendment to the First Amended and Restated Employment Agreement, dated May 29, 1998, as amended, between him and the Company. Pursuant to such amendment, effective as of January 31, 2026, Mr. Andrew Murstein shall become the President, Chief Executive Officer and Chief Operating Officer of the Company and shall remain President, Chief Executive Officer and Chief Operating Officer through the remainder of the employment term.

The foregoing summary of the employment agreement amendments for Mr. Alvin Murstein and Mr. Andrew Murstein does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the amendments, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

A copy of the press release issued by the Company on October 28, 2025 announcing the executive transition, employment agreement amendments and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the upcoming appointment of Mr. Alvin Murstein as the Company's Executive Chairman of the Board, on October 24, 2025, the Board adopted the Fourth Amended and Restated By-Laws (the “Amended and Restated By-Laws”), in order to, among other things, provide that the Board may elect an Executive Chairman, who will perform such duties as provided in the Amended and Restated By-Laws or as may from time to time be assigned by the Board.

The foregoing summary of the Amended and Restated By-Laws does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Fourth Amended and Restated By-Laws of Medallion Financial Corp., as amended and restated as of October 24, 2025.
10.1	Amendment No. 3 to First Amended and Restated Employment Agreement, dated and effective as of October 24, 2025, by and between Medallion Financial Corp. and Alvin Murstein.
10.2	Amendment No. 4 to First Amended and Restated Employment Agreement, dated and effective as of October 24, 2025, by and between Medallion Financial Corp. and Andrew Murstein.
99.1	Press release, dated October 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2025

MEDALLION FINANCIAL CORP.

By:	/s/ Anthony N. Cutrone
Name: Anthony N. Cutrone
Title: Chief Financial Officer